UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PURE Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

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PURE BIOSCIENCE, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 30, 2014

TO OUR STOCKHOLDERS:

Our 2014 annual meeting of stockholders of PURE Bioscience, Inc. will be held at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020, on January 30, 2014 at 9:00 a.m., local time, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2014;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2013;

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and

5.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR the ratification of the appointment of Mayer Hoffman McCann P.C., FOR the approval of the compensation of our named executive officers and FOR an annual frequency for the advisory vote on executive compensation. Stockholders of record at the close of business on December 20, 2013 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1725 Gillespie Way, El Cajon, California 92020.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxyvote.com.

By Order of the Board of Directors

/s/ Peter C. Wulff

Chief Financial Officer, Chief Operating Officer and Corporate Secretary

December 23, 2013

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PURE BIOSCIENCE, INC.

1725 Gillespie Way

El Cajon, California 92020

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 30, 2014

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of PURE Bioscience, Inc. (the “Board” or “Board of Directors”) to be voted at the 2014 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on January 30, 2014 at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020 at 9:00 a.m., local time, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being sent to stockholders on or about December 23, 2013. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to PURE Bioscience, Inc.

Record Date

Holders of record of our shares of Common Stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on December 20, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On December 20, 2013, 25,403,432 shares of our Common Stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, ComputerShare. As a stockholder of record, you have the right to grant your voting proxy directly to PURE Bioscience or to vote in person at the Annual Meeting. We have enclosed or made available a proxy card for you to use. You may also vote by Internet or telephone, as described below.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank , trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors, the non-binding advisory vote on the compensation of our named executive officers and the non-binding advisory vote on the frequency of the advisory vote on executive compensation. As a result, if you do not provide your broker or nominee with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To elect six directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2014;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2013; and

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR the ratification of the appointment of Mayer Hoffman McCann P.C., FOR the approval of the compensation of our named executive officers and FOR an annual frequency for the advisory vote on executive compensation.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Required Vote

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

1.

Election of Directors: Directors will be elected by a plurality of the votes, which means the six nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

2.	Ratification of Auditors: The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2014 requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

3.	Executive Compensation: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

4.	Frequency of Executive Compensation Vote: You may vote for one, two or three years as the frequency of the non-binding advisory vote on the compensation of our named executive officers. A plurality of the votes cast on this proposal will determine the frequency selected by stockholders. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the Notice or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 29, 2014.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 29, 2014.

•	By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual

Meeting (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 5:00 p.m., local time, on January 30, 2014), or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established two standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee and the Compensation Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Recent Corporate Developments

On August 13, 2013, the following corporate governance changes occurred to create a new Board of Directors and executive management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Mr. Krall, Ms. Singer, and Mr. Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Mr. Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board;

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

Previously, Jon Carbone and Paul Maier had resigned as directors of the Company and as members of the Audit and Compensation Committees in July 2013.

On September 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Mr. Lambert to serve as our Chief Executive Officer, Mr. Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter will continue to render significant services to us and will continue to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. The Board now consists of six members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Corporate Governance” section of our website accessible at www.purebio.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.purebio.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NYSE MKT. As of the date hereof, our Board consists of six members, four of whom are considered independent as that term is defined by applicable listing standards of the NYSE MKT. Our independent directors include: Messrs. Pfanzelter, Otis and Culver and Dr. Theno.

In addition to Mr. Pfanzelter, the following individuals served as directors during our fiscal year ended July 31, 2013, Michael L. Krall, Donna Singer, Dennis Brovarone, Gregory Barnhill, Jon Carbone and Paul Maier. Messrs. Pfanzelter, Barnhill, Carbone and Maier qualified as independent directors during their respective service on the Board as that term is defined by the applicable listing standards of the NYSE MKT. The other directors were not independent based on their services as executive officers or service providers to the Company.

Board and Committee Attendance

During the year ended July 31, 2013, the Board of Directors met 18 times and it took action by unanimous written consent 11 times. During the last fiscal year, we believe based on available records that each of our directors attended at least 75% of the total number of meetings of the Board and all Board Committees on which such director served during that period.

Director Attendance at Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the Meeting. As a result, we encourage our directors to attend our Annual Meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer, who is the only non-independent director on the Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Board Committees

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Dr. Theno (Chair) and Mr. Culver. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Dr. Theno and Mr. Culver are each an “independent director” under the listing standards of the NYSE MKT. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Cohee (Chair) and Otis. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Mr. Otis is an “independent director” under the listing standards of the NYSE MKT. Mr. Cohee is not independent because the Company has retained Mr. Cohee to provide financial advisory services to the Company. See “Certain Relationships and Related Transactions” for additional information regarding the Company’s retention of Mr. Cohee. The Board determined that it was in the Company’s and its stockholders best interests for Mr. Cohee to continue to serve on the audit committee, based on his accounting and financial expertise, until the Board adds additional independent directors. The Board of Directors has also determined that Messrs. Cohee and Otis are each “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Nominating Committee. The Board has not established a Nominating Committee, and as a result performs the functions typically assigned to a Nominating Committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

Board and Committee Effectiveness

The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At the current time, Mr. Pfanzelter serves as our Chairman of the Board, and Mr. Lambert serves as our Chief Executive Officer and President. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company and its business operations, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Board as a whole considers risks related to regulatory and compliance matters as well as risks related to the Company’s sales and marketing and research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Board will consider a reasonable number of candidates recommended by a single stockholder who has held over 20% of PURE Bioscience Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. The Board of Directors will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Nominees

In evaluating nominees for membership on our Board, our Board applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Board takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Board also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Board considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors. Our Board has nominated each of our six (6) existing directors for re-election at the Annual Meeting, including:

Name	Age	Director Since	Position(s) Held
Dave Pfanzelter	59	2013	Chairman
Henry R. Lambert	62	2013	Director, Chief Executive Officer
Gary Cohee	67	2013	Director
David Theno, Jr., PhD	63	2013	Director
Craig C. Culver	64	2013	Director
William Otis	57	2013	Director

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing our incumbent directors helps to promote stability and continuity. The Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and the Company’s business strategy.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of December 20, 2013:

Dave Pfanzelter was appointed as our Chairman on August 13, 2013. He previously served as a director of the Company from February 2013 to July 2013. Mr. Pfanzelter served as senior vice president of Kellogg Company, president of Kellogg’s Specialty Channels and president of Kellogg Canada from May 2004 to May 2010, while also serving as part of the Kellogg Executive Committee and Global Leadership Team. Mr. Pfanzelter began his career in the food service industry in 1975 with Oscar Mayer Foods Corporation, serving in several key sales and marketing positions, including director of marketing and national sales manager. In 1995 he was appointed vice president of sales of Kraft Foodservice, representing the combined manufactured brands of Oscar Mayer, General Foods, and Kraft Foods. In 1998 Mr. Pfanzelter joined Keebler, serving as vice president and general manager of the food service division prior to Keebler’s acquisition by Kellogg in 2001. Since 1998 Mr. Pfanzelter has been on the board of directors of Doctor’s Associates, the parent company of Subway Restaurants, the nation’s largest restaurant chain. In February 2012, Mr. Pfanzelter joined the Advisory Board of Wrigley Foods. He also served on the Board of the International Food Service Manufacturer’s Association as chairman and member of its executive committee.

Mr. Pfanzelter’s qualifications to serve as a director on our Board include his executive leadership experience with leading companies in the food service industry and his prior and current service on the boards of other companies in the food service industry.

Henry R. Lambert joined our Board and was appointed as our Chief Executive Officer on September 10, 2013. Mr. Lambert is an accomplished food industry and consumer products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration and food safety. He has over 35 years of food industry experience, having worked at such notable companies as Heublein Inc., RJ Reynolds, Nabisco, Inc., and Pinnacle Foods. He has held various business unit leadership positions servicing the foodservice and leading consumer food brands markets. Mr. Lambert has also served on boards and as a member of various food industry associations, including the International Foodservice Manufacturers Association (IFMA), Institute of Food Technologists and Safe Supply of Affordable Food Everywhere (SSAFE). From 2010 through June 2013, Mr. Lambert served as general manager of the global food and water business of Underwriters Laboratories, where he was responsible for the start-up of the company’s food safety services business. From 2007 to 2010, Mr. Lambert served as Senior Vice President of Business Development, and then President, of Arrowstream Transportation, Inc., a provider of innovative supply chain management solutions to the foodservice industry whose key customers included Wendy’s, Applebee’s, Arby’s, TGIF, Sysco, and DMA. Prior to 2007, Mr. Lambert held executive positions with a number of high profile companies in the foodservice industry. Mr. Lambert earned his MBA in Finance from the University of Chicago, Booth School of Business, and his BA in Economics (with Honors) from Union College, Schenectady, N.Y.

Mr. Lambert’s qualifications to serve as a director on our Board include his service as the Company’s Chief Executive Officer, his 35 years of experience in the food industry, his executive leadership experience and his service on the boards of a number of food industry associations.

Gary Cohee was appointed to our Board on August 13, 2013. He has over 40 years of experience as an investment banker, having started his career in 1973 with Blyth, Eastman Dillon. Since 2004, Mr. Cohee has served as President and Chief Executive Officer of PMB Securities Corp. From 2011 until 2012 Mr. Cohee served on the Advisory Board of Force Fuels, Inc. During his career in the investment banking business, Mr. Cohee worked for a number of prestigious firms, including Bateman Eichler and Paulson Investment Company. Mr. Cohee graduated from California State University-Long Beach in 1968 with a BS degree in Business Administration. He is Past President of Long Beach Bond Club; Southern California Options Society; and Long Beach Century Club.

Mr. Cohee’s qualifications to serve as a director on our Board include his 40 years of experience as an investment banker and providing financial advisory services and fundraising advise to public and private companies.

David Theno, Jr., PhD joined our Board on October 1, 2013. Dr. Theno is a widely respected food safety expert, previously served on the Company’s Advisory Panel. Dr. Theno is currently the Chief Executive Officer of Gray Dog Partners, Inc., a technical consulting firm specializing in food safety and manufacturing, restaurant operations, supply chain management, strategic planning and facility design. Gray Dog Partners has also provided consultation to federal, state and local regulatory bodies. From 1993 to 2008, Dr. Theno was employed by Jack in the Box, Inc. where he last served as the Senior Vice President and Chief Food Safety Officer and previously served as Corporate Vice President Technical Services. Dr. Theno has two Doctorate Degrees in Food Science and Animal Science and also Master’s Degrees in Animal Science and Veterinary Pharmacology from the University of Illinois.

Dr. Theno’s qualifications to serve as a director on our Board include his executive leadership and consulting experience in the food safety industry, as well as his educational background in the food science and animal science industries.

Craig C. Culver became a member of our Board on October 3, 2013. Mr. Culver is the Co-Founder and Chief Executive Officer of Culver Franchising System, Inc., a quick-service restaurant chain with over 490 locations in 21 states, started almost 30 years ago. Mr. Culver has a long-standing track record of business building and community philanthropy. Notable achievements include recognition by the Wall Street Journal as one of 25 high-performing franchises in the US, Consumer Choice Award as #1 rated US burger chain for food quality, service, convenience and cleanliness among other attributes and the Ernst & Young Wisconsin-State

Consumer Products / Retail Entrepreneur of the Year. Recent community achievements include commendation by the State of Wisconsin for workforce development for people with disabilities and the American Red Cross Circle of Humanitarian Award for community flood and storm relief.

Mr. Culver’s qualifications to serve as a director on our Board include his extensive experience in the food service industry, including his operation of a large quick-service restaurant chain.

William Otis was appointed to our Board on October 8, 2013. Mr. Otis is currently the President and Chief Operating Officer of Patrick Cudahy, LLC and Saratoga Food Specialties. Both companies are food manufacturing companies of John Morrell Food Group and Smithfield Foods. Mr. Otis began his career in 1980 with Oscar Mayer Foods Corporation serving in several operations, finance and marketing positions. In 1995, Mr. Otis joined Patrick Cudahy, serving as Vice President of Sales and Marketing and in 2004 was promoted to President and COO. Mr. Otis also took over the President and COO role at Saratoga Food Specialties in 2012. Mr. Otis earned his Master’s Degree in Business Management from the University of Wisconsin-Madison.

Mr. Otis’ qualifications to serve as a director on our Board include his executive leadership experience at leading food manufacturing companies and his knowledge of food safety issues.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the six nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned six nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Mayer Hoffman McCann P.C. has served as the Company’s independent registered public accounting firm since September 2007. Our Audit Committee is responsible for approving the engagement of Mayer Hoffman as the Company’s independent registered public accounting firm for the year ending July 31, 2014. Mayer Hoffman leases substantially all its personnel, who work under the control of Mayer Hoffman shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

The Audit Committee will meet with Mayer Hoffman in 2014 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Mayer Hoffman, as well as the fees charged for such services.

A representative of Mayer Hoffman is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2013 and 2012.

The following table provides information regarding the fees billed to us by Mayer Hoffman McCann P.C. in the years ended July 31, 2013 and 2012. All fees described below were approved by the Board or the Audit Committee:

	For the years ended July 31,
	2013	2012
Audit Fees(1)	$172,000	$156,000
Audit-Related Fees(2)	33,750	26,000
Tax Fees(3)	9,000	10,000
Total Fees	$214,750	$192,000

(1)	Audit Fees include fees for services rendered for the audit and/or review of our financial statements, including our Annual Report on Form 10-K and our periodic reports.
(2)	Audit Related Fees consist of amounts billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Amounts for the year ended July 31, 2013 included fees incurred related primarily to the filing of registration statements related to the financings. Amounts for the year ended July 31, 2012 included fees incurred related primarily to the at the market financing.
(3)	Tax Fees consist of amounts billed for services in connection with the preparation of our federal and state tax returns.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees, audit-related fees, tax fees, and other fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2014 requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Mayer Hoffman McCann P.C. as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending July 31, 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MAYER HOFFMAN MCCANN P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2014 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of PURE Bioscience, Inc. with respect to PURE Bioscience’s audited financial statements for the fiscal year ended July 31, 2013, included in the Company’s Annual Report on Form 10-K, filed with the SEC on October 24, 2013. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Mayer Hoffman McCann P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Mayer Hoffman to review the financial statements for the fiscal year ended July 31, 2013. The Audit Committee discussed with a representative of Mayer Hoffman the matters required to be discussed by AU Section 380, Communication with Audit Committees. In addition, the Audit Committee met with Mayer Hoffman , with and without management present, to discuss the overall scope of Mayer Hoffman’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Mayer Hoffman required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Mayer Hoffman its independence, and satisfied itself as to the independence of Mayer Hoffman .

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 for filing with the SEC.

The Audit Committee of the Board of Directors:

Gary Cohee, Chair

William Otis

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay, with incentive compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards. The Compensation Committee believes this package encourages employee retention and the creation of stockholder value. Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities.

New Board of Directors and Management Team

On August 13, 2013, the following corporate governance changes occurred to create a new Board of Directors and executive management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Mr. Krall, Ms. Singer, and Mr. Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Mr. Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board;

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

Previously, Jon Carbone and Paul Maier had resigned as directors of the Company and as members of the Audit and Compensation Committees in July 2013.

On September 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Mr. Lambert to serve as our Chief Executive Officer, Mr. Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter will continue to render significant services to us and will continue to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. The Board now consists of six members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing.

Fiscal Year 2013

During the fiscal year ended July 31, 2013, our “named executive officers” were (i) Michael L. Krall, who served as President, Chief Executive Officer and Interim Financial Officer, (ii) Donna Singer, who served as Executive Vice President and Peter Wulff, who served as Chief Financial Officer from November 5, 2012 through May 13, 2013.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards in the form of restricted stock units (“RSUs”), and eligibility to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual cash bonuses link executive performance to the measurable success of our Company and the individual achievements and performance of the executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

The Compensation Committee did not retain a compensation consultant during fiscal year 2013 given the Company’s cash constraints.

Base Salary

Base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually. In completing this review, the Compensation Committee considered available market data, including compensation reports prepared by Radford

The annual base salaries of our named executive officers are reflected in the Summary Compensation Table. Because of the Company’s financial constraints, Mr. Krall and Ms. Singer elected to defer a portion of their salary during the year ended July 31, 2013. Mr. Krall’s deferred salary totaled $37,639 and Ms. Singer’s totaled $23,945.

Annual Performance-Based Bonus

The annual performance-based cash bonus paid to our named executive officers is determined by the Compensation Committee based on the achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position. Our corporate goals consist of progress on sales goals as well as on individual goals. The individual goals of our named executive officers are based on the executive’s job title and responsibilities. In addition, the Compensation Committee retains discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our financial and market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.

During fiscal year 2013, no bonuses were paid to our named executive officers.

Long-Term Incentive Awards

We grant long-term equity incentives in the form of time-based and performance-based restricted stock units (RSUs). The Compensation Committee has elected to issue RSUs for the following reasons:

•	RSUs are more favorably viewed by employees because they always have value (as opposed to options that may go “underwater”);

•	RSUs have less complex accounting than stock options;

•	RSUs (because they always have a value) are less dilutive to stockholders; and

•	RSUs are better vehicles for performance-based vesting conditions.

The Compensation Committee general grants time-based RSUs that vest over a three year period. The performance based RSUs generally vest upon achievement of specified sales milestones. The long-term nature of RSUs provides a meaningful retention incentive, while the issuance of shares upon vesting encourages our executives to build stockholder value, thereby aligning the interests of our named executive officers with those of our stockholders. The Compensation Committee determines the size of the incentive award based on company performance and the named executive officers past and expected future performance.

During fiscal year 2013, the Compensation Committee granted a stock option to purchase 40,000 shares of common stock to Mr. Krall and a stock option to purchase 25,000 shares of common stock to Ms. Singer. These options had an exercise price of $0.83 per share, and had one-year cliff vesting. Mr. Krall and Ms. Singer forfeited these options, and they expired unexercised, when they tendered their resignations prior to the one-year vesting date.

Miscellaneous

Our named executive officers are eligible to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required

We are asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of PURE Bioscience, Inc. hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement, under the section entitled “Executive Compensation.”

The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from its stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year. In other words, stockholders can recommend how often a proposal like Proposal Three is included in the matters subject to a stockholder vote at an annual meeting.

We believe that our stockholders should have the opportunity to vote on our executive compensation program every year. An annual vote lets us know whether our stockholders have concerns about the Company’s executive compensation program.

The frequency of future stockholder votes on executive compensation is nonbinding. But our Board and Compensation Committee will carefully consider the opinion expressed by our stockholders on this proposal in choosing the frequency of future advisory votes on executive compensation.

Vote Required

You may vote for one, two or three years as the frequency of the non-binding advisory vote on the compensation of our named executive officers. A plurality of the votes cast on this proposal will determine the frequency selected by stockholders. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED PROXY CARD).

EXECUTIVE COMPENSATION

All information in this section regarding share amounts of our common stock and prices per share of our common stock have been adjusted to reflect the application of the one-for-eight reverse stock split of our common stock that we effected on August 14, 2012 on a retroactive basis.

Summary Compensation Table

The following table sets forth a summary of cash and non-cash compensation awarded, earned or paid for services rendered to us during the years ended July 31, 2013 and July 31, 2012 by our named executive officers, consisting of (i) each individual serving as principal executive officer during the year ended July 31, 2013 (i.e., Michael L. Krall), (ii) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers during the year ended July 31, 2013 (i.e., Donna Singer); and (iii) up to two additional individuals for whom disclosure would have been provided but such individual was not serving as an executive officer as of July 31, 2013 (i.e., Peter Wulff).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Option Awards ($)(3)	All Other Compensation ($)(4)		Total Compensation ($)
Michael L. Krall	2013	$317,361	—	$28,644	$10,183		$356,188
President, Chief Executive	2012	$385,000	—	—	$8,653		$393,653
Officer, Interim Chief Financial Officer

Peter Wulff(5)	2013	$143,845	—	$37,815	$12,195	(6)	$193,855
Chief Financial Officer	2012	—	—	—	—		—

Donna Singer	2013	$196,055	—	$17,902	$6,991		$220,948
Executive Vice President	2012	$220,000	—	—	$4,860		$224,860

(1)	Amounts reflect salary actually paid during the respective fiscal years. Mr. Krall and Ms. Singer elected to defer a portion of their salary during the year ended July 31, 2013. Mr. Krall’s deferred salary totaled $37,639 and Ms. Singer’s totaled $23,945.
(2)	No bonuses were paid during the years ended July 31, 2013 and 2012.
(3)	Amounts for the years ended July 31, 2013 and 2012 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the respective fiscal years, calculated in accordance with authoritative guidance. All the assumptions for the stock options granted during the year ended July 31, 2013 are included in Note 9 to the audited consolidated financial statements set forth in Part IV, Item 15 of this Annual Report.
(4)	Amount includes the cost of benefits paid by the Company on behalf of each named executive officer for health, dental, vision and life insurance.
(5)	Mr. Wulff was appointed as our Chief Financial Officer effective as of November 5, 2012. Mr. Wulff separated from the Company on May 13, 2013. Mr. Wulff was reappointed as our Chief Financial Officer on August 13, 2013.
(6)	Amount includes $9,918 representing accrued vacation paid to Mr. Wulff upon his separation in May 2013.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at July 31, 2013, for each of our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael L. Krall(4)	25,000	—		$18.72	05/14/14
	18,750	6,250		$24.72	05/06/20
	—	40,000	(2)	$0.83	01/25/23

Donna Singer(4)	10,000	—		$18.72	05/14/14
	5,000	5,000		$24.72	05/06/20
	—	25,000	(2)	$0.83	01/25/23

Peter Wulff(3)	—	—		—	—

(1)	The stock options generally vest annually over a four-year period.
(2)	During the year ended July 31, 2013, we granted 40,000 options to Mr. Krall and 25,000 options to Ms. Singer. The grant date fair value of the options was $28,644 and $17,902, respectively. The options vest after one year and carry a ten year term. All the assumptions for the stock options granted during the year ended July 31, 2013 are included in Note 9 to the audited consolidated financial statements set forth in Part IV, Item 15 of this Annual Report.
(3)	Mr. Wulff was granted an option to purchase 50,000 shares of common stock with a grant date fair value of $37,815. The option expired unexercised due to Mr. Wulff’s separation from the Company on May 17, 2013. No additional options were granted to Mr. Wulff during the term of his employment.
(4)	The options held by Mr. Krall and Ms. Singer are exercisable for a period of 90 days from August 13, 2013, the date of their resignations from the Board and all respective positions at the Company.

Employment Agreements; Potential Payments Upon Termination or a Change in Control for Named Executive Officers

On October 12, 2009, the Company entered into an amended and restated employment agreement with Mr. Krall, which agreement amended and restated in its entirety the Company’s former employment agreement with Mr. Krall entered into in April 1996. Also on October 12, 2009, the Company entered into an employment agreement with Donna Singer, our Executive Vice President. On October 26, 2011, the Company entered into amendments to each of the employment agreements with Mr. Krall and Ms. Singer. On November 5, 2012, the Company entered into an employment agreement with Peter Wulff to serve as the Company’s Chief Financial Officer. Each employment agreement with our named executive officers and each amendment thereto was approved by the Board upon the recommendation of the Compensation Committee.

Mr. Wulff separated from the Company on May 13, 2013. From May 13, 2013 to August 13, 2013, Mr. Krall was acting as the Company’s Interim Chief Financial Officer.

The terms of each employment agreement with our named executive officers provided that such agreement continued until termination by either the Company or the applicable executive officer. During the term of each employment agreement, the executive officers were entitled to an annual base salary, which could be increased, but not decreased, by the Board or the Compensation Committee in their discretion. The annual base salaries of our named executive officers were $385,000 for Mr. Krall and $220,000 for Ms. Singer, and the annual base salary for Mr. Wulff upon his separation with the Company was $275,000.

Each agreement provided that, during the term of such agreement, the applicable executive officer was eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provided for annual bonus targets equal to, as applicable, 50% of the executive’s then current annual base salary for Mr. Krall and 35% of the executive’s then current annual base salary for each of Ms. Singer and Mr. Wulff, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Wulff’s employment agreement, Mr. Wulff was granted an option to purchase 50,000 shares of the Company’s common stock at the fair market value calculated on the date of such grant. The option expired unexercised due to Mr. Wulff’s separation from the Company in May 2013. No additional options were granted to Mr. Wulff during the term of his employment.

In each case, the employment agreements with our named executive officers provided for certain compensation to be paid to the applicable named executive officer if his or her employment was terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or the executive’s breach of other key agreements with the Company. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; a material diminution in the authorities, duties or responsibilities of the supervisor to whom the executive is required to report (or, in the case of Mr. Krall, a requirement that Mr. Krall report to another person other than the Board); a material breach of the agreement by the Company; or a material diminution in the budget over which the executive retains authority.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of a single lump sum cash payment. In the case of Mr. Krall, such severance payment would equal 150% of his then current annual base salary, plus eighteen months of health and dental insurance in accordance with COBRA for Mr. Krall and his eligible dependents. In the case of Ms. Singer, such severance payment would equal 100% of her then current annual base salary plus twelve months of health and dental insurance in accordance with COBRA for Ms. Singer and her eligible dependents. In the case of Mr. Wulff, such severance payment would equal 75% of Mr. Wulff’s then current annual base salary plus nine months of health and dental insurance in accordance with COBRA for Mr. Wulff’s and eligible dependents. In addition, in the event of a termination for any reason other than by the Company for Cause, each agreement provided that all outstanding vested stock options held by the applicable executive at the date of such termination would continue to be exercisable for a period of up to 120 days following such termination, but in no event beyond the maximum permitted expiration date.

The employment agreements with our named executive officers also provided for compensation if the executive’s employment was terminated by the Company without Cause within twelve months following a Change in Control, or the executive resigned for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; the closing of the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of the Company; or if individuals who, on the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, the executive would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 100% of the applicable executive’s then current annual base salary, plus the average annual bonus awarded to the executive for the preceding two fiscal years. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would have automatically accelerated and all stock options would have continued to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date.

The employment agreements, as amended, with each of our named executive officers also provided that the Company could, in certain circumstances and in order to avoid incurring fines or penalties under applicable law (including recently enacted federal healthcare legislation), elect to pay cash payments equivalent to value of the monthly premiums the Company would otherwise pay to provide for the continuation of health and dental insurance for such executives and their eligible dependents following each such executive’s termination without Cause or resignation for Good Reason.

If Mr. Krall had been terminated on July 31, 2013 without Cause or had terminated his employment for Good Reason, he would have received a lump sum payment of $577,500 and the continued participation in our group health insurance benefits on the same terms as during his employment until eighteen months following his termination, at a cost to us of $19,900. Additionally, if Mr. Krall was terminated without Cause or resigned for Good Reason within twelve months following a Change in Control, he would have received the same benefits plus (i) an additional lump sum payment of $385,000, (ii) a bonus payment of $48,750, and (iii) the accelerated vesting of his unvested stock options with an aggregate intrinsic value of zero based on the closing price of our common stock on July 31, 2013.

If Ms. Singer had been terminated on July 31, 2013 without Cause or had terminated her employment for Good Reason, she would have received a lump sum payment of $220,000 and the continued participation in our group health insurance benefits on the same terms as during her employment until twelve months following her termination, at a cost to us of $17,800. Additionally, if Ms. Singer was terminated without Cause or resigned for Good Reason within twelve months following a Change in Control, she would have received the same benefits plus (i) an additional lump sum payment of $220,000, (ii) a bonus payment of $22,750, and (iii) the accelerated vesting of her unvested stock options with an aggregate intrinsic value of zero based on the closing price of our common stock on July 31, 2013.

In May 2013, Mr. Wulff separated from the Company. If Mr. Wulff had been terminated on that date without Cause or had terminated his employment for Good Reason, he would have received a lump sum payment of $206,250 and the continued participation in our group health insurance benefits on the same terms as during his employment until nine months following his termination, at a cost to us of $5,122. Additionally, if Mr. Wulff was terminated without Cause or resigned for Good Reason within twelve months following a Change in Control, he would have received the same benefits plus an additional lump sum payment of $275,000 and (ii) the accelerated vesting of his unvested stock options (if any) with an aggregate intrinsic value of zero based on the closing price of our common stock on July 31, 2013. Mr. Wulff was subsequently appointed to serve as our Chief Financial Officer, Chief Operating Officer, and Corporate Secretary on August 13, 2013.

Separation Agreements with Former Executive Officers and Directors

On August 13, 2013 Michael L. Krall and Donna Singer resigned all positions respectively held by them as officers of the Company by mutual agreement with the Company.

In connection with Mr. Krall’s separation from the Company, the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities for the next four years. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; and, (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time Mr. Krall shall provide consulting services to the Company. In consideration of Mr. Krall’s transfer to the Company of certain enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares.

In connection with Ms. Singer’s separation from the Company, we entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Ms. Singer (the “Singer Release Agreement”). The Singer Release Agreement provides for a mutual release of all claims between Ms. Singer and the Company. Ms. Singer is also prohibited from engaging in certain competitive activities until August 2017. Pursuant to the Singer Release Agreement, Ms. Singer (i) was paid $45,000 on August 13, 2013; (ii) is due the amount of her continued health insurance coverage until August 2014; and, (iii) is entitled to $17,000 per month for 12-months following August 13, 2013, during which time Ms. Singer shall provide consulting services to the Company. In consideration of Ms. Singer’s transfer to the Company of certain enumerated intellectual property rights, the Company also issued to Ms. Singer 300,000 shares of common stock on August 21, 2013 (the “Singer Shares”). The Singer Shares are subject to certain registration rights intended to register the Singer Shares. The Singer Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Singer Proxy”). The Singer Proxy gives our CEO the right to vote the Singer Shares for so long as Ms. Singer owns the Singer Shares.

Employment Agreements; Potential Payments Upon Termination or a Change in Control for Current Executive Officers

Chief Executive Officer Employment Agreement: On September 10, 2013, we appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. His employment agreement, dated as of October 23, 2013, provides that such agreement continues until termination by either the Company or Mr. Lambert. During the term of each employment agreement, Mr. Lambert is entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. His initial annual base salary is $350,000.

Mr. Lambert’s employment agreement also provides that, during the term of such agreement, he is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provides for annual bonus targets equal to, as applicable, 50% of his current annual base salary, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Lambert’s employment agreement, we granted Mr. Lambert a restricted stock unit for 500,000 shares of our common stock as described below.

Mr. Lambert’s employment agreement provides for certain compensation to be paid such executive officer if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Lambert would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 6 months from the date of his termination or resignation. His employment agreement additionally provides that all outstanding vested stock options held by Mr. Lambert at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon such termination or resignation.

The employment agreement with Mr. Lambert also provides for compensation if Mr. Lambert’s employment is terminated by the Company without Cause within twelve months following a Change in Control,

or the executive resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, Mr. Lambert would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 100% of Mr. Lambert’s then current annual base salary. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would automatically accelerate and all stock options would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon a Change in Control.

Chief Executive Officer RSU Award: On October 23, 2013, we granted Mr. Lambert an award consisting of five hundred thousand (500,000) RSUs. The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest sixty percent (60%) on September 10, 2014 and the vesting of the remaining forty percent (40%) depend on the achievement of certain quarterly sales goals over a two year period. The shares of our common stock will be settled and delivered to Mr. Lambert six months after the vesting date of September 10, 2014 and immediately after the vesting upon achievement of certain quarterly sales goals, referenced above. Additionally, 100% of the restricted stock units subject to the time-based vesting would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. 100% of the restricted stock units subject to the vesting based on achievement of certain sales goals would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability, so long as such condition occurred prior to October 31, 2015. At vesting, if grantee is an employee, the Company is obligated to withhold FICA amount due with respect to the vested units and the Company is also obligated to pay grantee an amount equal to the FICA amount withheld plus a tax gross-up payment for taxes payable by the grantee with respect to the FICA amount. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the Company deduct from the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

Chief Financial Officer/Chief Operating Officer Employment Agreement: On August 13, 2013, we appointed Peter Wulff as our Chief Financial Officer, Chief Operating Officer, and Corporate Secretary. His employment agreement, dated as of October 23, 2013, provides that such agreement continues until termination by either the Company or Mr. Wulff. During the term of each employment agreement, Mr. Wulff is entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. His initial annual base salary is $325,000.

Mr. Wulff’s employment agreement also provides that, during the term of such agreement, he is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provides for annual bonus targets equal to, as applicable, 50% of his current annual base salary, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Wulff’s employment agreement, we granted Mr. Wulff a restricted stock unit for 1,000,000 shares of our common stock as described below.

Mr. Wulff’s employment agreement provides for certain compensation to be paid such executive officer if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Wulff would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 12 months from the date of his termination or resignation. His employment agreement additionally provides that all outstanding vested stock options held by Mr. Wulff at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon such termination or resignation.

The employment agreement with Mr. Wulff also provides for compensation if Mr. Wulff’s employment is terminated by the Company without Cause within twelve months following a Change in Control, or the executive resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, Mr. Wulff would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 200% of Mr. Wulff’s then current annual base salary. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would automatically accelerate and all stock options would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon a Change in Control.

Chief Financial Officer/Chief Operating Officer RSU Award: On October 23, 2013, we granted Mr. Wulff an award consisting of one million (1,000,000) RSUs. The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest twenty five percent (25%) on March 15, 2014, twenty five percent (25%) on March 15, 2015 and fifty percent (50%) on March 15, 2016. The shares of our common stock will be settled and delivered to Mr. Wulff six months after each applicable vesting date referenced above. Additionally, 100% of the restricted stock units would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. At vesting, if grantee is an employee, the Company is obligated to withhold FICA amount due with respect to the vested units and the Company is also obligated to pay grantee an amount equal to the FICA amount withheld plus a tax gross-up payment for taxes payable by the grantee with respect to the FICA amount. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the Company deduct from the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

Code Section 162(m) Provisions

Section 162(m) of the U.S. Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. While our stock options are intended to qualify as “performance-based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify as such.

DIRECTOR COMPENSATION

The following table shows amounts earned in the year ended July 31, 2013 by each of our directors who are not named executive officers.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)		Total Compensation ($)
Dennis Brovarone(4)	$26,250	—	—	$60,000	(5)	$86,250
John J. Carbone, MD(6)	$28,500	—	—	—		$28,500
Paul V. Maier(6)	$45,000	—	—	—		$45,000
Dave Pfanzelter(7)	$7,500		$24,500			$32,000

(1)	Former Directors Michael L. Krall, our former President, Chief Executive Officer and Interim Chief Financial Officer, and Donna Singer, our former Executive Vice President, are not included on this table as they receive no compensation for their service as directors. The compensation received by Mr. Krall and Ms. Singer as executives is shown in the Summary Compensation Table in this Item 11 above.
(2)	There were no stock awards granted during the year ended July 31, 2013.
(3)	During the year ended July 31, 2013, we granted 40,000 options to Mr. Pfanzelter upon his appointment to the Board. The grant date fair value of the options was $24,500. The aggregate number of option awards outstanding at July 31, 2013 for each independent director was as follows: Mr. Brovarone, 10,000; Dr. Carbone, 6,250; Mr. Maier, zero; and Mr. Pfanzelter 43,125.
(4)	Mr. Brovarone resigned from the Board effective August 13, 2013.
(5)	Amount represents fees earned for services to the Company as securities counsel in the year ended July 31, 2013.
(6)	Messrs. Carbone and Maier resigned from the Board effective July 22, 2013.
(7)	Amount represents fees earned before Mr. Pfanzelter’s resignation from the Board on July 19, 2013. Mr. Pfanzelter was subsequently reappointed to the Board on August 13, 2013.

Compensation of Non-Employee Directors

For non-employee directors (other than our Chairman) appointed subsequent to July 31, 2013, each director of the Company will receive cash fees from the Company for their services as members of the Board and any committee of the Board as follows:

•	Each non-employee director will receive an annual fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee and Compensation Committee will receive an additional annual fee of $4,000 and $2,500, respectively, payable for such director’s service on the committee.

•	The Chair of the Audit Committee will receive an additional annual fee of $10,000 for such Chair’s service and the Chair of the Compensation Committee will receive an additional annual fee of $5,000 for such Chair’s service.

Annual fees will be paid to each non-employee director in four equal installments on a quarterly basis. Any non-employee directors serving a portion of the year will be entitled to receive such fees on a pro rata basis based on their length of service during the year.

New non-employee directors will receive an initial grant of 200,000 restricted stock units. Currently, all non-employee director grants of restricted stock units vest fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2015 or (ii) January 15, 2015 and fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2016 or (ii) January 15, 2016.

Chairman of the Board

Chairman Agreement: On August 13, 2013, we appointed Dave Pfanzelter to serve as Chairman of the Board. On October 23, 2013, we entered into a Chairman Agreement with Mr. Pfanzelter (the “Chairman Agreement”). The Chairman Agreement provides that Mr. Pfanzelter is to serve as Chairman of the Board, effective as of August 13, 2013, until his earlier resignation or removal. The Chairman Agreement provides that for the period beginning on August 13, 2013 and ending November 13, 2013, we are to pay Mr. Pfanzelter an amount of approximately $41,700 per month for his services as Chairman of the Board, and thereafter we are to pay Mr. Pfanzelter the amount of $12,500 per month for his services as Chairman of the Board, payable on a quarterly basis (collectively “Chairman Compensation”). Mr. Pfanzelter is also eligible to receive annual and periodic bonuses at the discretion of the Board.

The Chairman Agreement provides for certain compensation to be paid to Mr. Pfanzelter if he is removed by the Board without Cause or Mr. Pfanzelter resigns for Good Reason. In summary, “Cause” is the commission by Mr. Pfanzelter of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by Mr. Pfanzelter to perform his or her duties under the Chairman Agreement or to otherwise breach the Chairman Agreement, or a material breach by Mr. Pfanzelter of Company policy or the Chairman Agreement or other agreements between the Company and Mr. Pfanzelter. “Good Reason” is a material reduction of Mr. Pfanzelter’s compensation; a material reduction by the Board of Mr. Pfanzelter’s authority, duties or responsibilities; or a material breach of the Chairman Agreement by the Company.

Upon such event, Mr. Pfanzelter, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Pfanzelter would be entitled to receive his Chairman Compensation then in effect for a period of 12 months following such date of removal or resignation. The Chairman Agreement additionally provides that all outstanding vested stock options held by Mr. Pfanzelter at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described below would vest upon such removal or resignation.

The Chairman Agreement with Mr. Pfanzelter also provides for compensation if Mr. Pfanzelter’s position is terminated by the Company without Cause within twelve months following a Change in Control, or Mr. Pfanzelter resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board. Upon such event, Mr. Pfanzelter would be entitled to additional separation pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 200% of Mr. Pfanzelter’s then current Chairman Compensation. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described below would vest upon a Change in Control.

Chairman RSU Award: On October 23, 2013, we granted Mr. Pfanzelter an award consisting of two million eight hundred thousand (2,800,000) Restricted Stock Units (“RSUs”). The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest 25% on February 15, 2014, 25% on February 15, 2015 and 50% on February 15, 2016. The shares of our common stock will be settled and delivered to Mr. Pfanzelter six months after each applicable vesting date referenced above. Additionally, 100% of the restricted stock units would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. At vesting, if grantee is a director or consultant, the Company is obligated to pay grantee an amount equal to the sum of the taxes imposed on the vested units that are treated as “self-employment income” plus a tax gross-up payment for all federal, state and local taxes payable by grantee. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the Company cancel the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units in an amount equal to a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Upon cancellation of the shares, the Company shall pay the fair market value of such cancelled shares to the grantee in cash so that the grantee can satisfy his tax obligations.

Cohee Director Agreement

On August 13, 2013, we appointed Mr. Cohee to serve as a member of the Board and on September 17, 2013, we entered into a letter agreement with Mr. Cohee. Mr. Cohee’s letter agreement provides that his initial term will be for one year. In connection with his execution of the letter agreement, we are obligated to issue him 200,000 shares of our common stock pursuant to a restricted stock unit agreement in the form of a non-employee RSU award. Additionally, we will pay him an annual retainer fee of $60,000, payable quarterly. Additionally, he acknowledges and agrees that in order to satisfy certain rules for public companies he may be required to serve on one or more of the Board’s Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, and that such committee assignments will be agreed between him and the Company, and that he will be compensated for such service. His letter agreement also provides that he will also be subject to certain confidentiality obligations.

Mr. Cohee also agreed to provide financial advisory services to the Company under his letter agreement. Form August 2013 to October 2013, we issued 109,976 shares of unregistered common stock, valued at $103,000, and paid an aggregate of $100,000 to Mr. Cohee and/or his affiliates for financial advisor services pursuant to the terms of his letter agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of December 20, 2013, or the Evaluation Date, by: (i) each of our current directors, (ii) each of our named executive officers as set forth in the Executive Compensation section above, and (iii) all such directors and executive officers as a group. We know of no other person or group of affiliated persons who beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. All information in the following table regarding share amounts of our common stock has been adjusted to reflect the application of the one-for-eight reverse stock split of our common stock that we effected on August 14, 2012, as further described elsewhere in this Annual Report, on a retroactive basis.

Applicable percentages are based on 25,403,432 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name(1)(2)	Number of Shares Beneficially Owned		Percent of Common Stock
Michael L. Krall	1,010,224	(2)	3.98%
Donna Singer	346,594	(3)	1.36%
David Pfanzelter	43,125	(4)	*
Henry R. Lambert	—		*
Peter C. Wulff	250,000	(5)	*
Gary Cohee	322,476	(6)	1.27%
David Theno, Jr., PhD			*
Craig C. Culver			*
William Otis			*
All of our named executive officers and directors as a group (9 persons)	1,972,419	(7)	6.61%

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.
(1)	The address for each person listed in the table is c/o PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020.
(2)	Consists of 1,010,224 shares of common stock held directly by Mr. Krall. Mr. Krall resigned as a director on August 13, 2013.
(3)	Consists of 346,594 shares of common stock held directly by Ms. Singer. Ms. Singer resigned as a director on August 13, 2013.
(4)	Consists of 43,125 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.
(5)	Consists of 250,000 unregistered shares of common stock held directly by Wulff Services, Inc. Wulff Services is primarily owned by our current Chief Financial Officer and Chief Operation Officer, Peter C. Wulff.
(6)	Consists of 322,476 unregistered shares of common stock held directly by Mr. Cohee.
(7)

Consists of (a) 43,125 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (b) 1,929,294 shares of common stock held directly by all directors and executive officers as a group. In addition, Mr. Krall and Ms. Singer each granted the acting Chief Executive Officer of the Company a proxy to vote 850,000 and 300,000 shares of common stock held by Mr. Krall and Ms. Singer, respectively.

On October 23, 2013 the Board authorized the issuance of 5,100,000 Restricted Stock Units (“RSUs”) to our directors and officers. Each RSU represents the right to receive one share of common stock, issuable at the time the RSU vests, as set forth in the Restricted Stock Unit Agreement. None of the RSU’s are exercisable within 60 days of the Evaluation Date; therefore, the shares are not reflected in the table above.

Equity Compensation Plan Information

The 2007 PURE Bioscience Equity Incentive Plan, or the Plan, is our only active equity incentive plan pursuant to which options to acquire common stock or restricted stock awards have been granted and are currently outstanding. Approved by our stockholders in April 2007, the Plan has a share reserve of 625,000 shares of common stock. The Plan provides for the grant of incentive and non-qualified stock options, as well as stock appreciation rights, common stock awards, restricted stock units, performance units and shares, and other stock-based awards. Eligible participants include employees, directors, officers and advisors, although incentive stock options generally may be granted only to employees.

All of our equity incentive plans are administered by the Compensation Committee. The exercise price for stock options is always at or above the fair market value of our common stock on the date the award is granted. Fair market value is defined by the Plan and is based on prevailing market prices of our common stock as reported by the OTC. The term of stock options granted and their vesting schedules are determined by the Compensation Committee, subject to any limitations defined in the Plan. The Compensation Committee also determines the vesting of other, non-option, stock awards.

The following table sets forth, as of July 31, 2013, information with respect to our equity compensation plans, and with respect to certain other options and warrants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	443,755	$9.52	127,059
Equity compensation plans not approved by stockholders	—	—	—
Total	443,755	$9.52	127,059

(1)	Includes options only.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, no person who, during the fiscal year ended July 31, 2013, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, 5% stockholder or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since the beginning of the year ended July 31, 2013, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) we were or are to be a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for the fiscal years ended July 31, 2013 and 2012, which is $32,600, and (iii) any director, executive officer, or immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Transactions with Our Former Executive Officers

Our current Director of Manufacturing and Research and Development, Richard Gumienny, is the son-in-law of Michael Krall, our former President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board. Pursuant to the terms of Mr. Gumienny’s employment arrangement with us, which has been in effect during the period commencing at the beginning of our fiscal year ended July 31, 2011 and continuing through the date of this Annual Report, Mr. Gumienny (1) receives an annual salary of $101,100, (2) receives certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value of $5,397 for Mr. Gumienny, and (3) is eligible to receive cash bonuses and equity grants at the discretion of management. In accordance with that arrangement, during the fiscal year ended July 31, 2013, Mr. Gumienny was awarded a cash bonus of $1,500 and options to purchase up to 10,000 shares of our common stock in addition to his salary and benefits.

Our current Accounts Receivable and Accounts Payable Manager, Ashley Gumienny, is the daughter of Michael Krall, our former President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board. Pursuant to the terms of Ms. Gumienny’s employment arrangement with us, which has been in effect during the period commencing at the beginning of our fiscal year ended July 31, 2011 and continuing through the date of this Annual Report, Ms. Gumienny (1) receives an annual salary of $50,300, (2) receives certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value of $5,397 for Ms. Gumienny, and (3) is eligible to receive cash bonuses and equity grants at the discretion of management. In accordance with that arrangement, during the fiscal year ended July 31, 2011, Ms. Gumienny was awarded a cash bonus of $750 and options to purchase up to 3,000 shares of our common stock in addition to her salary and benefits.

Our former director, Dennis Brovarone, provided consulting services for us as securities counsel in addition to his services as a director. Pursuant to the terms of Mr. Brovarone’s consulting arrangement with us, which has been in effect during the period commencing at the beginning of our fiscal year ended July 31, 2011 and continuing through the date of this Annual Report, Mr. Brovarone received annual cash compensation of $60,000 in exchange for his services as a consultant. Such amounts are in addition to the cash, equity or other compensation Mr. Brovarone received in exchange for his services as a director. Please see the table under the heading “Compensation of Directors” in Item 11 of this Annual Report for further information about Mr. Brovarone’s director compensation.

Separation Arrangements with Our Former Executive Officers and Directors

On August 13, 2013 Michael L. Krall and Donna Singer resigned all positions respectively held by them as officers of the Company by mutual agreement with the Company. Additionally, Dennis Brovarone resigned as a director of the Company.

Michael Krall: In connection with Mr. Krall’s separation from the Company, the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release

Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities for the next four years. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; and, (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time Mr. Krall shall provide consulting services to the Company. In consideration of Mr. Krall’s transfer to the Company of certain enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares.

Donna Singer: In connection with Ms. Singer’s separation from the Company, we entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Ms. Singer (the “Singer Release Agreement”). The Singer Release Agreement provides for a mutual release of all claims between Ms. Singer and the Company. Ms. Singer is also prohibited from engaging in certain competitive activities until August 2017. Pursuant to the Singer Release Agreement, Ms. Singer (i) was paid $45,000 on August 13, 2013; (ii) is due the amount of her continued health insurance coverage until August 2014; and, (iii) is entitled to $17,000 per month for 12-months following August 13, 2013, during which time Ms. Singer shall provide consulting services to the Company. In consideration of Ms. Singer’s transfer to the Company of certain enumerated intellectual property rights, the Company also issued to Ms. Singer 300,000 shares of common stock on August 21, 2013 (the “Singer Shares”). The Singer Shares are subject to certain registration rights intended to register the Singer Shares. The Singer Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Singer Proxy”). The Singer Proxy gives our CEO the right to vote the Singer Shares for so long as Ms. Singer owns the Singer Shares.

Dennis Brovarone: In connection with Mr. Brovarone’s separation from the Company, we entered into a Settlement and Release Agreement effective August 13, 2013 with Mr. Brovarone (the “Brovarone Release Agreement”). The Brovarone Release Agreement provides for a mutual release of all claims between Mr. Brovarone and the Company. Mr. Brovarone shall be paid $91,332.77 (the “Brovarone Amount”) as follows: (i) starting 90-days after August 13, 2013 the Brovarone Amount shall be subject to 2% interest per annum; (ii) starting 120-days after 13 August 2013 and continuing on the same day of each month for 60-months the Company shall pay $1,600.86; (iii) the Company shall have the right to prepay without penalty upon 30-days’ notice; and, (iv) Brovarone shall have the right to convert the then outstanding balance of the Brovarone Amount, at any time and with 10-days’ advance notice, into common stock at a conversion price equal to the average closing price for our common stock on the principal market on which our common stock is then listed or quoted for the ten trading days immediately preceding the date of the conversion notice.

Arrangements Related to Board and Management Changes

Pillar Market Group, Inc.: On August 13, 2013 we entered into a services agreement (the “Pillar Services Agreement”) with Pillar Marketing Group, Inc. (“Pillar”). The Pillar Services Agreement provides, among other things, that Pillar shall serve as our exclusive provider of general advisory services regarding corporate finance, capital raising activities, merger and acquisition transactions, and other related endeavors. Pillar is to be paid the sum of $25,000 per month plus, upon consummation of any transaction involving either (i) the acquisition, merger, or combination, or similar transaction of or with another company; or, (ii) a transaction which results in the Company “Up Listing”, as that term is commonly defined in a business context, we are to issue Pillar that number of our shares of our common stock which equals to three percent (3%) of our issued and outstanding shares determined on a fully diluted basis post-transaction. Additionally, pursuant to the Pillar Services Agreement and for corporate reorganization services previously provided by Pillar, we issued 550,000 shares of unregistered common stock, (300,000 shares for certain corporate reorganization services previously provided and 250,000 for general advisory services pursuant to the services agreement) with a value of $385,000. We also paid Pillar the amount of $150,000 for corporate reorganization services previously provided. The Pillar Services Agreement provides for a term of 24 months, which renews automatically for additional 24 month terms unless either party provides prior written notice of termination.

Wulff Services, Inc.: On August 13, 2013 we issued 250,000 shares of unregistered common stock, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act, with a value of $175,000, for corporate finance and restructuring activities to Wulff Services Inc. (“Wulff Services”). Wulff Services is primarily owned by our current Chief Financial Officer and Chief Operation Officer, Peter C. Wulff.

Cohee Director Agreement: On August 13, 2013, we appointed Mr. Cohee to serve as a member of the Board and on September 17, 2013, we entered into a letter agreement with Mr. Cohee. Mr. Cohee’s letter agreement provides that his initial term will be for one year. In connection with his execution of the letter agreement, we are obligated to issue him 200,000 shares of our common stock pursuant to a restricted stock unit agreement in the form of a non-employee RSU award. Additionally, we will pay him an annual retainer fee of $60,000, payable quarterly. Additionally, he acknowledges and agrees that in order to satisfy certain rules for public companies he may be required to serve on one or more of the Board’s Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, and that such committee assignments will be agreed between him and the Company, and that he will be compensated for such service. His letter agreement also provides that he will also be subject to certain confidentiality obligations.

Mr. Cohee also agreed to provide financial advisory services to the Company under his letter agreement. From August 2013 to October 2013, we issued 109,976 shares of unregistered common stock, valued at $103,000, and paid an aggregate of $100,000 to Mr. Cohee and/or his affiliates for financial advisor services pursuant to the terms of his letter agreement.

Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation paid to our executive officers and directors, see the descriptions in Executive Compensation above.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal 2013, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2015 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, telephone (619) 596-8600. Under the SEC’s proxy rules (Rule 14a-8), the deadline for submission of proposals to be included in our proxy materials for the 2015 Annual Meeting is August 25, 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2015 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before August 25, 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after August 25, 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. Pursuant to our Bylaws, the date after which notice to the Company of a stockholder proposal submitted outside the process of Rule 14a-8 is considered timely is as follows, provided that such notice meets the information and other requirements set forth in our Bylaws:

•	A stockholder seeking to have a proposal included in the Company’s proxy materials must deliver written notice to the Company of such proposal between June 26, 2014 and August 25, 2014, unless the date of the 2015 Annual Meeting is more than 30 days before or after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to the Company on the later of the 90th day before the date of the 2015 Annual Meeting or the 15th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made.

•	A stockholder not seeking inclusion of a proposal in the Company’s proxy materials must deliver written notice to the Company not less than 90 days before the date of the 2015 Annual Meeting.

If a stockholder that has notified the Company of its intention to present a proposal at the 2015 Annual Meeting does not appear or send a qualified representative to present his proposal at the 2015 Annual Meeting, the Company need not present the proposal for a vote at the 2015 Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another PURE Bioscience stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Attn: Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, telephone (619) 596-8600. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or PURE Bioscience at the contact information listed above, to request information about householding.

ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended July 31, 2013, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended July 31, 2013 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors

December 23, 2013	/s/ Peter C. Wulff

Chief Financial Officer, Chief Operating Officer and Corporate Secretarry

2014 ANNUAL MEETING OF STOCKHOLDERS OF

PURE BIOSCIENCE, INC.

January 30, 2014

Please date, sign, and mail your proxy card

in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PURE BIOSCIENCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry R. Lambert and Peter C. Wulff, or either of them, with full power of substitution, as proxies to vote at the 2014 Annual Meeting of Stockholders of PURE Bioscience, Inc. (the “Company”) to be held at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020 on January 30, 2014, at 9:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2014 ANNUAL MEETING OF STOCKHOLDERS OF

PURE BIOSCIENCE, INC.

JANUARY 30, 2014

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
☐ FOR ALL NOMINEES	☐ Dave Pfanzelter
☐ Henry R. Lambert
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Gary Cohee
☐ David Theno, Jr., PhD
☐ Craig C. Culver
☐ William Otis
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

2.	Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the non-binding advisory vote on compensation of our named executive officers for the fiscal year ended July 31, 2013.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
			EVERY	EVERY
4.	Approval of the non-binding advisory vote on frequency of the advisory vote on executive compensation.-	EVERY YEAR ☐	OTHER YEAR ☐	THIRD YEAR ☐
5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted as the Board recommends.

Signature of Stockholder
Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.